                                                                  EXHIBIT (a)(5)

                          OFFER TO PURCHASE FOR CASH
          UP TO 4,000,000 SHARES OF COMMON STOCK OF ZERO CORPORATION
                                      BY
                               ZERO CORPORATION
                                      AND
                             ELECTRONIC SOLUTIONS,
                         A WHOLLY OWNED SUBSIDIARY OF
                               ZERO CORPORATION

         THE OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS WILL EXPIRE
    AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON THURSDAY, FEBRUARY 29, 1996,
                         UNLESS THE OFFER IS EXTENDED

                                                               February 1, 1996

To Our Clients:

  Enclosed for your consideration are the Offer to Purchase, dated February 1, 1996 (the "Offer to Purchase"), and the related Letter of Transmittal (which together constitute the "Offer") setting forth an offer by ZERO Corporation, a Delaware corporation (the "Company"), and Electronic Solutions, a Nevada corporation and a wholly owned subsidiary of the Company (the "Subsidiary"; the Company and the Subsidiary are collectively referred to herein as the "Purchasers" and each is sometimes referred to herein individually as a "Purchaser"), to purchase up to 4,000,000 shares of the Common Stock of the Company, par value $.01 per share (the "Shares"), at prices, net to the seller in cash, without interest thereon, not greater than $18.00 nor less than $15.75 per Share, specified by tendering stockholders, upon the terms and subject to the conditions of the Offer. The Purchasers will determine a single per Share price (not greater than $18.00 nor less than $15.75 per Share) that they will pay for the Shares validly tendered pursuant to the Offer and not withdrawn (the "Purchase Price"), taking into consideration the number of Shares so tendered and the prices specified by tendering stockholders. The Purchasers will select the lowest Purchase Price that will enable them to purchase 4,000,000 Shares (or such lesser number of Shares as are validly tendered and not withdrawn at prices not greater than $18.00 nor less than $15.75 per Share) pursuant to the Offer. The Purchasers will purchase all Shares validly tendered at prices at or below the Purchase Price and not withdrawn on or prior to the Expiration Date (as defined in Section 1 of the Offer to Purchase), upon the terms and subject to the conditions of the Offer, including the provisions thereof relating to proration and conditional tenders described in the Offer to Purchase.

  We are the holder of record of Shares held for your account. A tender of such Shares can be made only by us as the holder of record and pursuant to your instructions. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER SHARES HELD BY US FOR YOUR ACCOUNT.

  WE REQUEST INSTRUCTIONS AS TO WHETHER YOU WISH US TO TENDER ANY OR ALL OF THE SHARES HELD BY US FOR YOUR ACCOUNT, UPON THE TERMS AND SUBJECT TO THE CONDITIONS SET FORTH IN THE OFFER TO PURCHASE AND THE LETTER OF TRANSMITTAL.

  Your attention is invited to the following:

    (1) You may tender Shares at prices (in multiples of $0.25), net to you in cash, without interest thereon, not greater than $18.00 nor less than $15.75 per Share, as indicated in the attached instruction form.

    (2) The Offer is for up to 4,000,000 Shares, constituting approximately 25% of the total Shares outstanding as of January 30, 1996, or approximately 24% of the Shares on a fully diluted basis (assuming the exercise of all outstanding stock options) outstanding as of January 30, 1996. Although they have no present intention of so doing, the Purchasers reserve the right to purchase more than 4,000,000 Shares pursuant to the Offer. The Offer is not conditioned upon any minimum number of Shares being tendered. The Offer is, however, subject to certain other conditions set forth in the Offer.

    (3) The Offer, proration period and withdrawal rights will expire at 12:00 Midnight, New York City time, on Thursday, February 29, 1996, unless the Offer is extended. Your instructions to us should be forwarded to us in ample time to permit us to submit a tender on your behalf. If you would like to withdraw your Shares that we have tendered, you can withdraw them so long as the Offer remains open or any time after the expiration of forty business days from the commencement of the Offer if they have not been accepted for payment.

    (4) As described in the Offer to Purchase, if more than 4,000,000 Shares have been validly tendered at or below the Purchase Price and not withdrawn on or prior to the Expiration Date, the Purchasers will purchase Shares in the following order of priority:

      (a) first, all Shares, other than Shares held in the Fund or in the Dividend Reinvestment Plan (as such terms are defined in the Offer to Purchase), validly tendered at or below the Purchase Price and not withdrawn on or prior to the Expiration Date by any stockholder who owned beneficially as of the close of business on January 31, 1996, and continues to own beneficially as of the Expiration Date, an aggregate of fewer than 100 Shares (other than Shares held in the Fund or in the Dividend Reinvestment Plan), and who validly tenders all of such Shares (partial and conditional tenders will not qualify for this preference) and completes the box captioned "Odd Lots" on the Letter of Transmittal and, if applicable, the Notice of Guaranteed Delivery; and (b) then, after purchase of all the foregoing Shares, subject to the conditional tender provisions described in Section 6 of the Offer to Purchase, all other Shares (including Shares held in the Fund and in the Dividend Reinvestment Plan) validly tendered at or below the Purchase Price and not withdrawn on or prior to the Expiration Date on a pro rata basis, if necessary (with appropriate adjustments to avoid purchases of fractional Shares). See Section 1 of the Offer to Purchase for a discussion of proration.

    (5) Tendering stockholders will not be obligated to pay any brokerage commissions or solicitation fees on the Purchasers' purchase of Shares in the Offer. Any stock transfer taxes applicable to the sales of Shares to the Purchasers pursuant to the Offer will be paid by the Purchasers, except as otherwise provided in Instruction 7 of the Letter of Transmittal.

    (6) If you wish to tender portions of your Shares at different prices you must complete a separate Instruction Form for each price at which you wish to tender each portion of your Shares. We must submit separate Letters of Transmittal on your behalf for each price you will accept.

    (7) If you owned beneficially as of the close of business on January 31, 1996, and continue to own beneficially as of the Expiration Date, an aggregate of fewer than 100 Shares (other than Shares held in the Fund or in the Dividend Reinvestment Plan), and you instruct us to tender at or below the Purchase Price on your behalf all such Shares on or prior to the Expiration Date and check the box captioned "Odd Lots" in the instruction form, all such Shares will be accepted for purchase before proration, if any, of the purchase of other tendered Shares.

  NEITHER THE COMPANY, THE SUBSIDIARY, NOR THEIR RESPECTIVE BOARDS OF DIRECTORS MAKES ANY RECOMMENDATION TO ANY STOCKHOLDER AS TO WHETHER TO TENDER ALL OR ANY SHARES. STOCKHOLDERS MUST MAKE THEIR OWN DECISION AS TO WHETHER TO TENDER SHARES AND, IF SO, HOW MANY SHARES TO TENDER AND AT WHAT PRICE. THE PURCHASERS HAVE BEEN ADVISED THAT NO DIRECTOR OR EXECUTIVE OFFICER OF THE COMPANY INTENDS TO TENDER SHARES PURSUANT TO THE OFFER.

  If you wish to have us tender any or all of your Shares held by us for your account upon the terms and subject to the conditions set forth in the Offer, please so instruct us by completing, executing, detaching and returning to us the instruction form on the detachable part hereof. An envelope to return your instructions to us is enclosed. If you authorize tender of your Shares, all such Shares will be tendered unless otherwise specified on the detachable part hereof. Your instructions should be forwarded to us in ample time to permit us to submit a tender on your behalf by the expiration of the Offer.

  A tendering stockholder may condition the tender of Shares upon the purchase by the Purchasers of a specified minimum number of Shares tendered, all as described in Section 6 of the Offer to Purchase. Unless such specified minimum is purchased by the Purchasers pursuant to the terms of the Offer to Purchase and the related Letter of Transmittal, none of the Shares tendered by the stockholder will be purchased. If you wish us to condition your tender upon the purchase of a specified minimum number of Shares, please complete the box entitled "Conditional Tender" on the instruction form. It is the tendering stockholder's responsibility to calculate such minimum number of Shares, and you are urged to consult your own tax advisor.

  The Offer is being made to all holders of Shares. The Purchasers are not aware of any state where the making of the Offer is prohibited by administrative or judicial action pursuant to a valid state statute. If the Purchasers become aware of any valid state statute prohibiting the making of the Offer, the Purchasers will make a good faith effort to comply with such statute. If, after such good faith effort, the Purchasers cannot comply with such statute, the Offer will not be made to, nor will tenders be accepted from or on behalf of, holders of Shares in such state. In those jurisdictions whose securities, blue sky or other laws require the Offer to be made by a licensed broker or dealer, the Offer shall be deemed to be made on behalf of the Purchasers by the Dealer Manager or one or more registered brokers or dealers licensed under the laws of such jurisdictions.

                                 INSTRUCTIONS
                  WITH RESPECT TO OFFER TO PURCHASE FOR CASH
          UP TO 4,000,000 SHARES OF COMMON STOCK OF ZERO CORPORATION
                                      BY
                               ZERO CORPORATION
                                      AND
                             ELECTRONIC SOLUTIONS,
                         A WHOLLY OWNED SUBSIDIARY OF
                               ZERO CORPORATION

  The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase, dated February 1, 1996, and the related Letter of Transmittal (which together constitute the "Offer") in connection with the Offer by ZERO Corporation (the "Company") and Electronic Solutions, a wholly owned subsidiary of the Company (the "Subsidiary"; the Company and the Subsidiary are collectively referred to as the "Purchasers" and each is sometimes referred to individually as a "Purchaser") to purchase up to 4,000,000 shares of the Common Stock of the Company, par value $.01 per share (the "Shares"), at prices, net to the undersigned in cash, without interest thereon, not greater than $18.00 nor less than $15.75 per Share, specified by the undersigned, upon the terms and subject to the conditions of the Offer.

  This will instruct you to tender to the Purchasers the number of Shares indicated below (or, if no number is indicated below, all Shares) which are held by you for the account of the undersigned, at the price per Share indicated below, upon the terms and subject to the conditions of the Offer.


                              CONDITIONAL TENDER

   By completing this box, the undersigned conditions the tender authorized hereby on the following minimum number of Shares being purchased if any are purchased:

                                       SHARES

   Unless this box is completed, the tender authorized hereby will be made unconditionally.


                         PRICE (IN DOLLARS) PER SHARE
                      AT WHICH SHARES ARE BEING TENDERED

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            CHECK ONLY ONE BOX. IF MORE THAN ONE BOX IS CHECKED, OR
       IF NO BOX IS CHECKED (EXCEPT AS PROVIDED UNDER "ODD LOTS" BELOW),
                      THERE IS NO VALID TENDER OF SHARES.
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[_] $15.75       [_] $16.00       [_] $16.25        [_] $16.50       [_] $16.75
[_] $17.00       [_] $17.25       [_] $17.50        [_] $17.75       [_] $18.00

                                    ODD LOTS

[_] By checking this box, the undersigned represents that the undersigned owned beneficially as of the close of business on January 31, 1996, and continues to own beneficially as of the Expiration Date, an aggregate of fewer than 100 Shares, other than Shares held in the Fund or in the Dividend Reinvestment Plan (as such terms are defined in the Offer to Purchase), and is tendering all of such Shares.

    If you do not wish to specify a purchase price, check the following box in which case you will be deemed to have tendered at the Purchase Price determined by the Purchasers in accordance with the terms of the Offer (persons checking this box need not indicate the price per Share in the box entitled "Price (In Dollars) Per Share At Which Shares Are Being Tendered" above). [_]

    Number of Shares to be Tendered:

    Shares: __________________*

Dated:, 1996                                            SIGN HERE

                                          -------------------------------------
                                                      SIGNATURE(S)

                                          Name ________________________________

                                          Address _____________________________

                                          _____________________________________

                                          _____________________________________

                                          _____________________________________
                                           SOCIAL SECURITY OR TAXPAYER ID NO.
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* Unless otherwise indicated, it
  will be assumed that all Shares
  held by us for your account are to
  be tendered.